Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contacts James Dwyer 412-992-5450 James.Dwyer@alcoa.com	Media Contacts Jim Beck 412-315-2909 Jim.Beck@alcoa.com

Clara Acebes +34 914068280 Clara.Acebes@alcoa.com

Alcoa Corporation Provides Update on

Avilés and La Coruña Plants in Spain

PITTSBURGH and MADRID, July 05, 2019 – Alcoa Corporation, a global leader in bauxite, alumina, and aluminum products, today announced that it has signed a conditional share purchase agreement with private equity investment firm PARTER Capital Group AG, based in Schindellegi, Switzerland, to acquire the Alcoa Avilés and La Coruña aluminum plants in Spain. The plants include the casthouses at both facilities and the paste plant at La Coruña, which are currently in operation, and the two curtailed smelters.

Alcoa has reached an agreement with the workers’ representatives relating to a transaction between the Company and PARTER Capital Group AG. However, a final acquisition is subject to a buyer-provided credit facility to support future operations. If the acquisition cannot be completed by July 31, 2019 (extended from the original June 30, 2019 deadline), the collective dismissal and social plan are expected to go into effect on August 1, 2019.

Alcoa reached an agreement in January 2019 with the workers’ representatives at the two aluminum plants as part of the collective dismissal process announced in October 2018. As part of that agreement, the smelters, with combined operating capacity of 124,000 metric tons per year, were curtailed in February and maintained in restart condition, in the event that third parties had interest in acquiring the facilities.

Alcoa thanks the central government and those of Asturias and Galicia, as well as the workers’ representatives, for their ongoing support through this process.

Alcoa expects to record restructuring-related charges in the third quarter of 2019, rather than in the second quarter of 2019, estimated to range from $100 million to $140 million (pre- and after-tax), or $0.54 to $0.75 per share, depending on whether an acquisition or collective dismissal occurs. Related cash outlays are expected to be approximately $100 million to $130 million, with approximately half to be paid in 2019.

About Alcoa

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back to more than 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate. Visit us online on www.alcoa.com, follow @Alcoa on Twitter, and on Facebook at www.facebook.com/Alcoa.

Dissemination of Company Information

Alcoa Corporation intends to make future announcements regarding company developments and financial performance through its website at www.alcoa.com.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

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